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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006


                                                          Dated: October 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                                  SAVING BONDS

                          ----------------------------

The interest rate of each State of Israel Saving Bond to be sold during the SALES PERIOD commencing on OCTOBER 1, 2006 and terminating on OCTOBER 14, 2006 is:

         2-YEAR SAVING BOND:                                  4.95%

The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 2-year Saving Bond is $2,754.

         5-YEAR MAZEL TOV SAVING BOND ($100):                 4.90%

The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $127.

         10-YEAR SAVING BOND:                                 5.50%

The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 10-year Saving Bond is $4,270.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by OCTOBER 10, 2006.